      As filed with the Securities and Exchange Commission on
                       October 4, 1995
                                           Registration No.33-
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                         ______________
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                      -------------------

                    FIRSTFED FINANCIAL CORP.
       (Exact name of issuer as specified in its charter)

            Delaware                                   95-4087449
    (State of Incorporation)                       (I.R.S. Employer
                                                 Identification Number)
    401 Wilshire Boulevard
   Santa Monica, California                              90401
    (Address of Principal                              (Zip Code)
      Executive Offices)

        1994 Stock Option and Stock Appreciation Rights Plan
                      (Full Title of Plan)

                         ANN E. LEDERER
                      Senior Vice President
                    FirstFed Financial Corp.
                     401 Wilshire Boulevard
                 Santa Monica, California 90401
             (Name and address of agent for service)

                         (310) 319-6039
  (Telephone number, including area code, of agent for service)
                        _________________

                         With a copy to:
                    RANDY E. NONBERG, Esquire
                       Goldstein & Nonberg
               17383 Sunset Boulevard, Suite A-350
               Pacific Palisades, California 90272
                         (310) 573-1600
                         ______________

                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
                            Proposed    Proposed
Title of      Amount to     Maximum     Maximum           Amount of
Securities    be            Offering    Aggregate         Registration
to be         Registered    Price per   Offering          Fee (1)
registered                  share (1)   Price (1)
-----------------------------------------------------------------------
Common
Stock         1,500,000     $15.40      $23,100,000.00    $7,965.57
$1.00 par
value
-----------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, based upon the average of the high and low prices reported of the Common Stock of FirstFed Financial Corp. as reported on the New York Stock Exchange on October 4, 1995.

                    FIRSTFED FINANCIAL CORP.
      1994 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

               PROSPECTUS DATED OCTOBER 4, 1995


    This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

  This Prospectus relates to 1,500,000 shares of Common Stock, par value $1.00 per share (the "Common Shares"), of FirstFed Financial
Corp. (the "Company") which are hereby offered for issuance by the Company to certain employees of the Company and its subsidiaries under the Company's 1994 Stock Option and Stock Appreciation Rights Plan (the "Plan"). The number of shares issuable under the Plan is subject to adjustment upon the occurrence of certain specified events. The
Company is the sole issuer of the stock offered hereby. Quotations for the Common Shares are reported on the New York Stock Exchange under the symbol FED. The Company's principal executive office is located at 401 Wilshire Boulevard, Santa Monica, California 90401, and its telephone number is (310) 319-6000. This Prospectus does not cover the resale of any shares issued herein.

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Shares issuable pursuant to the Plan (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of the Plan are not necessarily complete, and in each instance reference is made to the copy of the Plan filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  Purchasers of Common Shares under the Plan, other than persons who are affiliates of the Company within the meaning of the Securities Act, may resell the shares in any way permitted by law and the Plan, as applicable. Affiliates of the Company may sell or transfer shares only in accordance with the provisions of Rule 144 under the Securities Act, pursuant to an effective registration statement covering such resales or pursuant to an effective exemption from the registration requirements of the Securities Act. This Prospectus may not be used by affiliates for the reoffer or resale of shares obtained pursuant to the Plan.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
               TO THE CONTRARY IS A CRIMINAL OFFENSE.
     ______________________________________________________


        The date of this Prospectus is October 4, 1995.

  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer contained herein and if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby, nor shall there be any sale of the securities by anyone, in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information set forth herein is correct as of any time subsequent to the date of this Prospectus.

  The following documents of the Company heretofore filed with the Commission are hereby incorporated by reference:

     (1) Prospectus, dated December 12, 1988, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended; and

     (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated May 28, 1987, filed with the Commission pursuant to Section 12 of the 1934 Securities Exchange Act of 1934, as amended (the "Exchange Act").

  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such reports and documents.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) and other documents required to be delivered under Rule 428(b) promulgated under the Securities Act. Written requests should be directed to FirstFed Financial Corp., 401 Wilshire Boulevard, Santa Monica, California 90401, Attention: Ann E. Lederer. Telephone requests should be directed to Ann E. Lederer, the Company's Senior Vice President and Secretary at (310) 319-6039.

                        TABLE OF CONTENTS

                                                             PAGE
                                                             ----
General Description of the Plan.............................   4

     Administration ........................................   4

     Amendment and Termination .............................   5

Shares Subject to Incentive Awards .........................   6

     Stock Options .........................................   6

     Stock Appreciation Rights .............................   7

Eligible Employees .........................................   8

Restrictions on Resale .....................................   8

Federal Income Tax Consequences ............................   9

     Incentive Options .....................................   9

     Nonstatutory Options ..................................  10

Nonassignability ...........................................  10

      1994 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
      ----------------------------------------------------

General

  The purpose of the 1994 Stock Option and Stock Appreciation Rights Plan (the "Plan") is to encourage stock ownership by selected officers and employees of the Company and Subsidiaries of the Company ("Eligible Persons"), thereby increasing their proprietary interest in the success of the Company and its Subsidiaries and encouraging them to remain in the employ of the Company and its Subsidiaries. The Plan was adopted by the Board of Directors of FirstFed Financial Corp. ("FirstFed" or the "Company") on December 27, 1994 and approved by the stockholders of the Company at the Company's Annual Meeting held on April 26, 1995.

  The Plan authorizes the granting of (i) options intended to qualify as Incentive Stock Options under Section 422A of the Internal Revenue
Code of 1986 (the "Code") ("Incentive Options") and Nonstatutory Stock Options ("Nonstatutory Options") (Incentive Options and Nonstatutory
Options together shall be referred to hereafter as "Stock Options") for shares of the Company's Common Stock ("Common Stock") to selected regular full-time employees, including officers of the Company and its Subsidiaries, and (ii) Stock Appreciation Rights ("SARs"), which may be granted either individually or in tandem with Incentive Options or Nonstatutory Options.

  The Plan is not subject to any provisions of the Employment Retirement Income Security Act of 1974 ("ERISA") and is not required to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Administration
--------------

  The Plan is administered by the Board of Directors of the Company (the "Board"). The Board has the authority to determine the Eligible Persons to whom, and the time or times at which, stock options may be granted, whether an option granted under the Plan will be an Incentive Option or a Nonstatutory Option, and will be granted in conjunction with a SAR.
The Board also has authority to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

  The Board may at any time, or from time to time, appoint a Committee consisting of not less than two members of the Board of Directors, to which the Board of Directors may delegate any or all of the powers and duties of the Board under the Plan, except those relating to (i) the determination of whether the shares of stock reserved for issuance upon the exercise of Stock Options or SARs granted under the Plan shall be issued shares or unissued shares; (ii) the appointment of any such Committee; and (iii) the termination or amendment of the Plan. All members of any such Committee, at the time they exercise discretion in administering the Plan with respect to the participation of officers or employees of the Company or the Subsidiaries, must be "disinterested persons," as defined in the Plan.

Amendment and Termination
-------------------------

  The Plan will terminate on the tenth (10th) anniversary of its adoption by the Board or its approval by the stockholders of FirstFed, whichever is earlier, unless sooner terminated by the Board or the Committee. Any such termination shall not effect any option granted prior to such termination. The Board or the Committee also has the power to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Amendments of the Plan shall be subject to any required regulatory approval and approved by stockholders if required.

  Upon the effective date of dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all the assets or shares of the Company to another corporation, or, in connection with a tender offer, the acquisition of fifty percent (50%) or more of FirstFed's outstanding shares ("Terminating Event"), this Plan and any Stock Option or SAR theretofore granted hereunder shall terminate unless a provision is made in writing for its continuance. Upon the occurrence of a Terminating Event in which provision is not made for the continuance of this Plan and for the assumption of Stock Options and SARs theretofore granted, each employee to whom a Stock Option or SAR has been granted under this Plan shall be entitled, prior to the effective date of any such Terminating Event, (1) to exercise, in whole or in part, his or her rights under any Stock Option or SAR granted to him or her, or (2) to surrender any such Stock Option to the Company in exchange for receipt of such shares of stock or other securities or cash as the optionee would have received had he or she exercised his or her option in full prior to completion of such Terminating Event.

  The description of the Plan set forth below does not purport to be complete and is qualified in its entirety by the Plan itself (a copy of which is filed as Exhibit 4 to the Registration Statement of which this Prospectus is a part and is incorporated herein by this reference). Each holder also should refer to his or her own agreement(s) for the particular terms of his or her Stock Options and SARs.

  Information concerning the Plan and the members of the Committee is available from the Company's Corporate Secretary at the Company's principal executive office, located at 401 Wilshire Boulevard, Santa Monica, California 90401, or by telephone at (310) 319-6000.

Shares Subject to Incentive Awards

  Stock Options and SARs granted pursuant to the Plan shall be Stock
Options and SARs to purchase Common Stock of the Company. The maximum aggregate number of shares which may be delivered upon the exercise of all Stock Options and SARs is 1,500,000 shares, subject to adjustment as provided above. In the event shares of Common Stock are issued in connection with the exercise of any SAR which had been granted separately from any Stock Option under the Plan, the number of shares of Common Stock as to which Options or SARs shall be available for grant hereunder shall be reduced by the number of shares of Common Stock so issued. In addition to this limitation and to the limitation discussed below on the grant of Incentive Options in any calendar year, the Plan provides that the aggregate number of shares of Common Stock subject to Stock Options or SARs granted in any year to a "covered employee" shall not exceed 100,000. As of August 31, 1995, Stock Options covering 122,135 shares of Common Stock had been issued and 1,377,865 shares were available for additional grants of Stock Options.

Stock Options
-------------

  The Board or the Committee may grant Incentive Options and Nonstatutory Options to participants under the Plan. The purchase price for each share of Common Stock issued in connection with an Incentive Option granted under the Plan will be a stated price which is not less than the fair market value of such share of stock as of the date such Incentive Option is granted; provided, however, that if an employee, at the time the Incentive Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, then the Incentive Option price of each share shall be at least one hundred and ten percent (110%) of the fair market value of such share of Common Stock. The purchase price for each share of Common Stock issued in connection with a Nonstatutory Option shall be a stated price which is not less than the fair market value of such Common Stock as of the date the Nonstatutory Option is granted.

  Stock Options generally will be exercisable in such installments and at such times as the Board or the Committee may determine. In no event, however, will an Incentive Option or Nonstatutory Option be exercisable after ten years from the date of grant; provided, however, that if any employee at the time an Incentive Option or Nonstatutory Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiaries, the Incentive Option or Nonstatutory Option shall not be exercisable after the expiration of five (5) years from the date of grant. The Stock Options under this Plan will be exercisable only by delivery to the Company of written notice of exercise, together with the full Stock Option price of the shares purchased, which may be paid, either in full or in part, in cash or with Common Stock valued at its fair market value on the date of exercise of the Stock Option or with the proceeds of a loan made by the Company.

  If a participant retires from his or her employment, any Stock Option or SARs shall continue to be exercisable in whole or in part, to the extent not theretofore exercised by the employee to whom granted (or his or her personal representative) at any time within the remaining term of such Stock Option or SAR.

  Except as otherwise provided in the Plan, if the employment of an employee to whom a Stock Option or SAR has been granted under this Plan is terminated for any reason, then such exercisable Stock Option or SAR shall, to the extent not theretofore exercised, continue for a period of sixty
(60) days from the date of such termination of employment, whereupon it shall terminate and not be exercisable; provided, however, that in the event of termination for cause, any such Stock Option or SAR shall terminate immediately upon such termination of employment.

  If an employee to whom an Stock Option or SAR has been granted under the Plan dies prior to the expiration of the term of such Stock Option or SAR, such Stock Option or SAR shall continue to be exercisable in whole or in part, to the extent that the employee was entitled to do so at the date of his or her death, by the estate of such employee, or by a person who acquired the right to exercise such Stock Option or SAR , at any time within one year after the death of such employee but not after the expiration of the term of such Stock Option or SAR.

Stock Appreciation Rights
-------------------------
  SARs may be granted in tandem with Nonstatutory or Incentive Options or separately. SARs granted by the Board or the Committee in tandem with Stock Options will provide for payments to the grantee either in cash or shares of Common Stock, or any combination thereof, in an amount equal to the difference, if any, between the Base Price of each share of Common Stock and the fair market value of such share of Common Stock. The holder of the SARs may exercise the SARs or the Stock Options, in whole or in part, but the aggregate exercise may not cover more than the aggregate number of shares upon which the value of the SARs are based. SARs granted in tandem with Stock Options may not extend beyond the term of the related Stock Option. SARs will be exercisable only to the extent that the underlying Stock Option is exercisable, and are subject to earlier termination as provided in the Plan.

  SARs which are issued separately from Stock Options will provide for payments of cash or shares of Common Stock, or any combination thereof, as determined by the Board at the time of grant of the SAR, in an amount equal to the greater of (1) the difference, if any, between the Base Price of each share of Common Stock as to which the SAR has been exercised and the fair market value of such share of sCommon Stock, or (2) if the Board has provided for a Base Book Value for the SAR, the difference,if any, between the Base Book Value of each share of Common Stock as to which such SAR has been exercised and the Current Book Value of such share of Common Stock as of the effective date of the exercise of the SAR.

  If the outstanding shares of the Company's Common Stock as a whole are increased, decreased, changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, spin-off or otherwise, an appropriate and propor-tionate adjustment, as determined by the Board of Directors or Committee, shall be made to the number and kind of shares subject to this Plan, and to the number, kind, and per share Incentive Option Price or Nonstatutory Option Price of shares subject to unexercised Stock Options and unexercised SARs granted prior to any such change.

Eligible Employees

  Stock Options or SARs may be granted under the Plan only to such regular full time employees, including officers, of the Company or a Subsidiary as may be selected by the Board or Committee. The only direct Subsidiary of the Company is First Federal Bank of California (the "Bank").
The Bank's Subsidiaries are:

                   Santa Monica Capital Group
                  Seaside Financial Corporation
                   Oceanside Insurance Agency

  A director of the Company or its Subsidiaries who is not also a regular full-time employee of the Company or one of the Subsidiaries shall not be eligible to receive any Stock Options or SARs under the Plan. An employee granted a Stock Option or SAR under the Plan shall nevertheless remain eligible to receive one or more additional Stock Options or SARs thereafter, notwithstanding that Stock Options or SARs previously granted to such employee remain unexercised in whole or in part.

Restrictions on Resale

Generally
----------

  Employees who are not "affiliates" of the Company, as that term is defined in Rule 405 of the Securities Act, may resell shares acquired under the Plan without further registration. Affiliates of the Company may resell shares acquired under the Plan only pursuant to the registration require-ments of the 1933 Securities Act, Rule 144 (apart from the two-year holding period requirement) promulgated under the Securities Act or another applicable exemption therefrom. The registration requirements of the Securities Act require that the reoffer prospectus state the affiliate desiring the resale of the securities acquired hereunder and the number of shares he or she deserves to have registered thereunder. Generally, sales of securities are subject to antifraud provisions contained in federal and state securities laws.

Federal Law Restrictions
------------------------

  The acquisition and disposition of Common Stock by Insiders (an officer, director or beneficial owner of more than 10% of the Company's Common Stock) acquired pursuant to the could be subject to the provisions of
Section 16(b) of the Exchange Act, under which any purchase of Common Shares within six months before or after any sale of Common Stock could result in recovery by the Company of all or a portion of any amount by which sale proceeds exceed purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisitions and dispositions of Common Stock. The issuance of Stock Options under the Plan is an exempt "purchase" under
Section 16(b), pursuant to Rule 16b-3, provided that the Stock Option or underlying Common Stock issued pursuant to the Plan is or are held for at least six months from the date of the issuance under the Plan.
The exercise of an Stock Option or other similar rights granted under the Plan will be an exempt "purchase" for purposes of Section 16(b). Pursuant to Rule 16b-3, if an Insider pays the exercise price of a Stock

Option under the Plan by surrendering previously owned Common Stock, such surrender will not be deemed to be a "sale" for purposes of Section 16(b). Insiders should consult counsel before engaging in any transactions in Common Stock or in securities derivative of Common Stock granted pursuant to the Plan.

Federal Income Tax Consequences

  Prior to the exercise of a Stock Option or SAR or the disposition of Common Stock acquired upon the exercise of a Stock Option or SAR, each holder should consult with his or her own tax adviser as to the federal and state tax consequences of such exercise or disposition. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is not subject to the Employee Retirement Income Security Act of 1974.

  The following is a brief description of the federal income tax treatment which will generally apply to employee Stock Options and SAR's under the Plan, which does not purport to be complete. Reference should be made to applicable provisions of the Code.

Incentive Options
-----------------

  An optionee will not be taxed on the grant of a Stock Option and if an optionee holds shares of Common Stock acquired upon the exercise of a Stock Option for more than one year after the exercise and two years after the date of the grant of the Stock Option, (a) the optionee will not be taxed at the time the Stock Option is granted or exercised, (b) the difference between the Stock Option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or a long-term capital loss, as the case may be, and (c) the Company will not be allowed a business expense deduction for granting the Stock Option or issuing shares pursuant to the exercise thereof. In order for the exercise of a Stock Option to qualify for the foregoing treatment, the optionee generally must be an employee of the Company or a Subsidiary thereof from the date of grant ofthe Stock Option through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. If after the exercise of a Stock Option the optionee fails to observe either of the holding periods described above, any gain (or loss) realized will be taxable as ordinary income (or loss) to the extent of the lesser of (a) the difference between the fair market value of the shares at the date of exercise and the exercise price, or
(b) the difference between the amount realized on sale or disposition of the shares and the exercise price. Any excess of the amount realized over such lesser amount will be treated as a capital gain (or loss), long-term or short-term, depending on the length of time the stock was held after the Stock Option was exercised. The Company will be entitled to a business expense deduction equal to the amount of ordinary income upon which the optionee is taxed. To the extent the optionee is subject to the alternative minimum tax provisions of the Code which became effective on January 1, 1983, the amount by which the fair market value of the shares at the time the Stock Option is exercised exceeds the Stock Option price will be an item of tax preference which must be included when making the alternative minimum tax calculation for the tax year in which the Stock Option is exercised.

Nonstatutory Options
--------------------

  Under present regulations providing that a Stock Option does not have a readily ascertainable fair market value unless it is freely transferable and meets certain other conditions, an optionee who is granted a Nonstatutory Option will not realize taxable income at the time the Stock Option is granted. Generally, if an optionee exercises the Stock Option, he or she will be taxed in the year of exercise at ordinary income tax rates on an amount equal to the excess of the fair market value of the shares on the date of exercise over the Stock Option price. The Company will receive a corresponding business expense deduction. The optionee's basis in the shares so acquired will be equal to the Stock Option price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, he or she will realize capital gain or loss, long-term or short term, depending upon the length of time he or she has held the shares since the Stock Option was extended.

Non-Assignability

  A Stock Option may be exercised during the life of the participant solely by the participant or the participant's duly appointed guardian or personal representative, except that the Board or the Committee may, to the extent permitted by applicable law and Rule 16b-3 of the Exchange Act permit a holder to assign the rights to exercise Stock Options or SAR's to a trust, or to exercise Stock Options or SAR's in favor of a trust, provided that, in the case of Incentive Options, such exercise in favor of a trust shall be permitted only if and to the extent that such exercise is not deemed to be a transfer to or exercise by someone other than the holder in contravention of Section 422A(B)(5) of the Code.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference.

        The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated into this Registration Statement by reference:


     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

     (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated May 28, 1987, filed with the Commission pursuant to Section 12 of the 1934 Act;

     (5) All other reports filed with the Commission by the Company pursuant to Sections 13 or 15(d) of the 1934
          Act since December 31, 1987.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Item 4.        Description of Securities.

          Not applicable.


Item 5.        Interest of Named Experts and Counsel.

          Not applicable.


Item 6.        Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an officer, director, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. The Company's Certificate of Incorporation and Amended Bylaws require indemnification of the Company's directors and officers to the extent such indemnification is permitted under Delaware General Corporation Law.

Item 7.        Exemption from Registration Claimed.

          Not applicable.

Item 8.        Exhibits.

          4.1 FirstFed Financial Corp. 1994 Stock Option and Stock Appreciation Rights Plan filed with the SEC on March 18, 1995 and incorporated by reference.

          4.2 Form of Stock Option Agreement under the 1994 Stock Option and Stock Appreciation Rights Plan filed with the SEC on March 18, 1995 and incorporated by reference.

          5 Opinion of Counsel as to legality of securities being registered.

          23.1      Consent of Independent Auditors.

          23.2      Consent of Counsel (included in Exhibit 5).

          24 Power of Attorney (included on page 5 of this Registration Statement).

Item 9.        Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Sregistration statement relating to such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered, to each person to whom the Prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on September 29, 1995.


                               FIRSTFED FINANCIAL CORP.


                                        /s/
                               By:____________________________
                                  Ann E. Lederer,
                                  Senior Vice President



                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William S. Mortensen, Babette E. Heimbuch, James P. Giraldin and Ann E. Lederer or such officer of FirstFed Financial Corp., as they may designate, or any one of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title(s)                   Date
_________                     ________                   ____

_______/s/_____________       Chairman of the Board,    September 28, 1995
William S. Mortensen          Chief Executive Officer
                              (Principal Executive
                              Officer)

_______/s/_____________       President, Chief          September 28, 1995
Babette E. Heimbuch           Operating Officer and
                              Director

_______/s/_____________       Chief Financial Officer   September 28, 1995
James P. Giraldin             (Principal Financial Officer,
                              Principal Accounting Officer)



______/s/_______________       Director                  September 28, 1995
Samuel J. Crawford, Jr.


_____/s/_________________      Director                  September 28, 1995
Christopher M. Harding


_____/s/__________________     Director                  September 28, 1995
James L. Hesburgh


____/s/___________________     Director                  September 28, 1995
June Lockhart


____/s/___________________     Director                  September 28, 1995
Charles F. Smith


____/s/___________________     Director                  September 28, 1995
Steven L. Soboroff


____/s/___________________     Director                  September 28, 1995
John R. Woodhull

                          EXHIBIT INDEX


Exhibit Number          Description                  Sequentially
                                                     Number Pages
______________          ___________                  ____________

4.1                     FirstFed Financial
                        Corp. 1994 Stock Option And
                        Stock Appreciation Rights
                        Plan filed with the SEC on
                        March 18, 1995 and
                        incorporated by reference.

4.2                     Form of Stock Option Agreement
                        under the 1994 Stock Option And
                        Stock Appreciation Rights Plan
                        filed with the SEC on March 18,
                        1995 and incorporated by reference.

5                       Opinion of Counsel as to legality
                        of securities being registered.

23.1                    Consent of Independent Auditors.

23.2                    Consent of Counsel (included
                        in Exhibit 5).

24                      Power of Attorney (included in
                        signature page).










_______________________________
* This information appears only in the manually signed copy of this Registration Statement retained by FirstFed.

                                        October 4, 1995

FirstFed Financial Corp.
Board of Directors
401 Wilshire Boulevard
Santa Monica, California 90401-1490

Ladies and Gentlemen:

        I am Senior Vice President and General Counsel of FirstFed Financial Corp., a Delaware corporation (the "Company"), and in such capacity participated in the preparation of the Company's Registration Statement dated October 4, 1995 on Form S-8 under the Securities Act of 1993 (the "Registration Statement"). The Registration Statement covers an aggregate of 1,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of options which may be granted under the Company's 1994 Stock Option and Stock Appreciation Rights Plan (the "Plan").

        As counsel, I have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, I have assumed the genuineness of all signatures on original or certified copies and the conformity of original or certified copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinion, I have relied upon statements or certificates of public officials, officers or representatives of the Company and others.

        Based upon the foregoing, and subject to the limitations set forth herein, I am of the opinion that the 1,500,000 shares of Common Stock issuable upon exercise of options which may be granted under the Plan, when issued pursuant to the terms of the Plan and for not less than the par value thereof, will be validly issued, fully paid and non-assessable.

        I hold options for 5,752 shares and am the beneficial owner of 2,408 shares of Common Stock (1,650 of which are unvested restricted shares).

        I am a member of the State Bar of California and do not hold myself out as being conversant with the laws of any jurisdiction other than the United States of America and the State of California and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

        This opinion is furnished to you in connection with the within described transaction only and may not be relied on by you or any person in any other context.

                                Very truly yours,

                                       /s/

                                Ann E. Lederer
                                General Counsel

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report incorporated herein by reference.

Our report dated January 24, 1995, contains an explanatory paragraph which states that as discussed in Note 1 and 11 of the notes to the consolidated financial statements, FirstFed Financial Corp. and subsidiary adopted the provisions of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115, Accounting for certain Investments in Debt and Equity Securities, in 1994, and No. 109, Accounting for Income Taxes, in 1992.


                                KPMG PEAT MARWICK LLP

                                        /s/

Los Angeles, California
September 22, 1995